Exhbit 10.16

Acting-in-Concert Agreement

This Acting-in-Concert Agreement (hereinafter referred to as “this Agreement”) is executed by the following parties on March 26, 2024, in Shanghai.

Party A: Xu Hui

Identity card number:

Party B: Wang Wei

Identity card number:

Party C: Qiu Qiangang

Identity card number:

Party D: Xu Chenhan

Identity card number:

(The “Party A”, “Party B”, “Party C”, and “Party D” are collectively referred to as the “Parties” and individually referred to as the “Party”.)

WHEREAS:

1. Texxon Holding Limited (Chinese name: 德克森控股有限公司) (hereinafter referred to as “Texxon Holding”) is a limited liability company established under the laws of the Cayman Islands. As of the date of signing this agreement, Zhejiang Net Plastic Technology Co.,Ltd (hereinafter referred to as “Net Plastic”) is a subsidiary of Texxon Holdings.

2. Party A is the founder and de facto controller of Texxon Holding, whose wholly-owned company, EXCPXH Holding Limited (hereinafter referred to as “XH BVI”), holds 818,780 common shares and 4.0939% of the shares of Texxon Holding.

3. Party B is the spouse of Party A. As of the date of signing this agreement, whose wholly-owned holding, EXCP WW Holding Limited (hereinafter referred to as “WWBVI”), holds 5,837,887 ordinary shares and 29.1894% shares of Texxon Holding.

4. Party C is a shareholder of Texxon Holding,as of the date of this Agreement, whose wholly-owned subsidiary EXCP QQG Holding Limited (“QQG BVI”) holds 5,963,545 common shares, 29.8177% of the shares of Texxon Holding.

5. Party D is the son of Party A, as at the date of this Agreement, which is wholly owned EXCP XCH Holding Limited (hereinafter referred to as “XCH BVI”), holds 3,370,547 common shares, 16.8527% of the shares of Texxon Holding

To confirm and clarify the concerted action relationship among all parties, the parties have reached the following agreement:

Article 1 Historical concerted action

Each party confirms that from the date when the parties directly or indirectly held shares/equity in Texxon Holding and Zhejiang Net Plastic (hereinafter collectively referred to as the “Target Company”) until the signing date of this agreement, Party B, Party C, and Party D, as shareholders, have exercised their shareholder voting rights in the Target Company following the opinions of Party A, acting in concert with Party A’s opinions and cooperating with Party A as needed.

Article 2 Concerted Action Arrangement

2.1 Each party agrees that during the period from the date of signing this Agreement to the date when each party directly or indirectly holds the shares of Texxon Holding, Party B, Party C and Party D will not change the manner of acting as stated in Article 1.

2.2 Each party agrees that authorize Xu Hui as the decision-making representative for all parties, granting him the authority to uniformly exercise all parties’ proposal, nomination, voting and decision-making rights in respect of all business, financial and investment decisions and operation and management of the Subject Company and its subsidiaries.

2.3 Each party acknowledges that during the period from the date of signing of this Agreement to the time when XH BVI, QQG BVI, WWBVI and XCHBVI directly or indirectly hold the shares of Texxon Holding, XHBVI, QQG BVI, WWBVI and XCH BVI shall be treated as their respective actual controllers and shall comply with the unanimous action arrangement hereunder unless XH BVI, QQG BVI, WWBVI and XCH BVI are not entitled to exercise any voting rights under the agreement, and the parties shall not be entitled to exercise any voting rights under the unanimous action arrangement.

Article 3 Duration of Concerted Action

This Agreement shall be effective from the date of signing of this Agreement to the date when Party A and/or Party B and/or Party C and/or Party D no longer directly and indirectly hold any shares of Texxon Holding.

Article 4 Liability for breach of contract

Any party to this Agreement shall be in breach of this Agreement if there is any false misrepresentation and/or any breach of its representation, warranty or undertaking, or if it fails to perform any of its responsibilities and obligations under this Agreement.The breaching party shall continue to perform its obligations, take remedial measures, or pay compensation to the non-breaching party at the request of the non-breaching party.

Article 5 Changes and Termination

5.1 Any changes to this Agreement shall be effective only if agreed by each party and made in writing.

5.2 This Agreement shall be terminated in the following manner:

1) The validity period of this agreement shall expire in accordance with the provisions of Article 3;

(2) During the validity period of this agreement, all parties agree to terminate this agreement in advance;

(3) This agreement shall be terminated in accordance with the provisions of laws, regulations, and normative documents, or by a decision, judgment, or ruling made by a securities regulatory authority, a competent court, or an arbitration institution that terminates this agreement.

Article 6 Applicable Law and Dispute Resolution

6.1 The conclusion and performance of this agreement shall be governed by the laws of the People’s Republic of China and interpreted in accordance with the laws of the People’s Republic of China.

6.2 In the event of any dispute relating to the interpretation or performance of this Agreement, the parties shall endeavour to resolve such dispute through friendly negotiation. If the parties fail to resolve any dispute in the above manner within 30 days after the dispute arises, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission. Upon the occurrence of any dispute and in the event of arbitration of any dispute, the parties shall continue to exercise their other rights and perform their other obligations under this Agreement, except for the matter in dispute.

Article 7 Others

7.1 The Agreement shall come into effect on the date when all parties sign it in accordance with the law.

7.2 In the event that Party A cannot communicate and exchange effectively with any party, Party A may notify the parties of matters requiring concerted action through e-mail, mobile phone text messages, WeChat messages, etc., and inform the notified party of Party A’s intention on the matters. Upon receipt of the notification, it is deemed that the notified party agrees to make a decision by acting in concert with Party A’s opinions.

7.3 Except as otherwise provided in this Agreement, neither party may assign all or part of its rights or obligations under this Agreement without the other party’s written consent.

7.4 Any provision of this Agreement that becomes illegal, invalid or unenforceable shall not affect the validity and enforceability of the other provisions of this Agreement.

7.5 Unless otherwise provided by law or regulation, the failure, default, or delay of either party in exercising any of its rights or remedies under or pursuant to this Agreement shall not be deemed a waiver of such rights or remedies.

7.6 This agreement is executed in four counterparts, with each party holding one counterpart. Each counterpart shall have the same legal effect.

(The following page is blank and for signatures only)

(This page is blank and is the signature page of the “Acting-in-Concert Agreement.”)

Party A:	Xu Hui

Signature:	/s/ Xu Hui

Party B:	Wang Wei

Signature:	/s/ Wang Wei

Party C:	Qiu Qiangang

Signature:	/s/ Qiu Qiangang

Party D:	Xu Chenhan

Signature:	/s/ Xu Chenhan

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